HEI Exhibit 99.1

February 8, 2012

Contact:	Shelee M.T. Kimura
	Manager, Investor Relations &	Telephone: (808) 543-7384
	Strategic Planning	E-mail: skimura@hei.com

HEI REPORTS 2011 & FOURTH QUARTER EARNINGS

& DECLARES DIVIDEND

Diluted Earnings Per Share of $1.44 for 2011

Utility Reinvests to Help Hawaii’s Move to Clean Energy

Bank Continues Strong Performance

Board of Directors Declares Dividend of $0.31 Per Share

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock for the full year of 2011 was $138.2 million, or $1.44 diluted earnings per share (EPS), compared to $113.5 million, or $1.21 diluted EPS for 2010.

Consolidated net income for the fourth quarter of 2011 was $34.2 million, or $0.36 diluted EPS, compared to $24.7 million, or $0.26 diluted EPS for the fourth quarter of 2010.

“Our improved earnings help us fund the upfront investments necessary to support Hawaii’s move to clean energy.  We are continuing to reinvest earnings in an aggressive infrastructure program to modernize the electric grid for reliability and to prepare it for significant amounts of renewable energy.  In 2011 alone, we invested over $200 million in utility infrastructure which is twice the utilities’ 2011 earnings,” said Constance H. Lau, HEI president and chief executive officer.

“With the majority of customer bill increases driven by fuel prices, it is crucial that we reduce our dependence on imported oil and continue to add as much cost effective renewable energy as possible as fast as we can.  This is critical to help moderate and stabilize the cost of energy for customers,” added Lau.  A typical Oahu electric bill of $158 at the beginning of 2011 increased about $57 due to higher fuel costs and only $4 from rate increases and other adjustments by the end of the year.  The utilities do not earn a profit on fuel purchases.  To help offset future impacts of higher fossil fuel costs, the Hawaiian Electric utilities added 146 megawatts of renewable energy in 2011 for a total of approximately 550 megawatts.  In 2011, renewable energy

Hawaiian Electric Industries, Inc. News Release

February 8, 2012

supplied more than 10% of our customers’ energy use and as high as 40% for our Hawaii Island customers.

“At American Savings Bank, performance remained strong throughout 2011 and earnings increased despite the significant challenges posed by the interest rate environment and federal regulation of bank fees.  While maintaining healthy capital levels, the bank paid cash dividends of $58 million and remains a beneficial source of capital.  Our unique combination of businesses continues to provide the financial resources and ready access to capital needed to invest in our utility and bank,” said Lau.

UTILITY EARNINGS REFLECT CLEAN ENERGY AND RELIABILITY INVESTMENTS

Full Year Results:

Electric utility net income was $100.0 million in 2011 compared to $76.6 million in 2010.  The specific variances contributing to the net income increase from the prior year were (on an after-tax basis):

•                $27 million of additional revenues allowed for reliability and clean energy investments by all three utilities;

•                $6 million higher savings from running our Hawaii Island and Maui County generation plants more efficiently; and

•                $4 million lower depreciation expense primarily resulting from the change in depreciation rates and methods.

These increases were partially offset by the following (after-tax):

•                $6 million partial write-down of a transmission project, consistent with a settlement with the Consumer Advocate (CA) and Department of Defense (DOD), subject to PUC approval;

•                $6 million of non-recurring tax settlement items in 2010;

•                $4 million implementation of heat rate deadband and lower fuel efficiency savings on Oahu; and

•                $1 million lower kilowatthour sales for Hawaii Island and Maui County, down 0.6% and 0.9%, respectively, primarily due to high oil prices impacting customer bills and

Hawaiian Electric Industries, Inc. News Release

February 8, 2012

conservation.  We expect 2012 kilowatthour sales to be approximately 1% higher than 2011 for both HELCO and MECO.

Operations and maintenance (O&M) expenses1 (pretax) were essentially flat compared to the prior year.  $6 million of higher transmission and distribution expenses including Asia-Pacific Economic Cooperation (APEC) forum related costs and $6 million of higher bad debt expense were offset by $7 million of lower overhaul costs due to timing and $5 million of lower administrative and general expense from a regulatory change in the capitalization of costs.  In 2012, we expect O&M expenses to be approximately 6% higher than in 2011.

Fourth Quarter Results:

Electric utility net income for the fourth quarter 2011 was $25.8 million compared to $18.9 million in the fourth quarter 2010.  The significant factors contributing to the net income increase from the fourth quarter of 2010 were (on an after-tax basis):

•                $7 million of additional revenues allowed for reliability and clean energy investments for our Oahu and Hawaii Island utilities; and

•                $9 million lower O&M expenses.

These increases were partially offset by the write-down of a transmission project, non-recurring tax settlement items in 2010 and lower kilowatthour sales discussed above.  For the quarter, kilowatthour sales were down 1.7% and 2.8% for Hawaii Island and Maui County, respectively.

O&M expenses1 (pretax) were down $14 million or 14% from the fourth quarter 2010 primarily due to major overhauls that occurred in the fourth quarter of 2010, regulatory changes associated with the capitalization of costs, lower retirement benefit expense and a non-recurring insurance claim settlement in 2011.

1  Excludes demand side management (DSM) program costs.  DSM program costs were $4 million for the full year in both 2011 and 2010 and $1 million in the fourth quarter of 2011 compared to $2 million in the fourth quarter of 2010.  DSM program costs are recovered through a surcharge.

Hawaiian Electric Industries, Inc. News Release

February 8, 2012

BANK:   SOLID PERFORMANCE AND MODERATE LOAN GROWTH

Full Year Results:

Bank net income for 2011 was $59.8 compared to $58.5 million in 2010.  Return on assets was 1.23% for 2011 compared to 1.20% in 2010.

The primary drivers for the net income improvement were improved credit quality and lower operating expenses, despite lower revenues from a prolonged low interest rate environment and the impact of regulation on fees.

The significant items contributing to the net income increase from the prior year were (on an after-tax basis):

•                $4 million lower provision for loan losses;

•                $3 million decrease in noninterest expense; and

•                $1 million lower income taxes primarily due to investments in projects that generated low-income housing tax credits in 2011.

These were offset by:

•                $3 million reduction in net interest income predominantly due to lower yields on earning assets; and

•                $4 million lower noninterest income due to lower overdraft fees due to the full year impact of Regulation E and other subsequent regulatory guidance.

Net interest margin declined to 4.12% in 2011, down from 4.23% in 2010, largely the result of lower interest rates on new loan production, run-off and refinancing of higher yielding residential loans and lower deferred loan fees recognized in 2011 as loan prepayments moderated compared to 2010.  This was partially offset by declines in higher costing term certificates and greater low cost core deposit funding.

Provision for loan losses (pretax) was $15.0 million in 2011 compared to $20.9 million in 2010.  The $5.9 million decline in the provision was primarily due to the improvement in the mix of our assets, specifically the decrease in the higher risk land loan portfolio, and improved credit quality associated with the modest year-over-year recovery in Hawaii’s economy.  Similarly, the 2011 net charge-off ratio improved to 0.49%, from 0.61% in 2010.

Noninterest expense (pretax) for 2011 was $143.4 million, $5.5 million lower than the $148.9 million in 2010 which included costs for the FISERV conversion completed in 2010.

Hawaiian Electric Industries, Inc. News Release

February 8, 2012

Loan growth continued throughout 2011 with five consecutive quarters of loan growth.  For the year, total loans increased by $148 million or 4.2%, in-line with our target for mid-single digit loan growth.  Loan growth was driven primarily by commercial and home equity loans which more than offset the planned decline in long-term fixed rate residential mortgages as we control interest rate risk in this low rate environment.

Fourth Quarter Results:

Bank net income for the fourth quarter 2011 was $15.3 million, essentially flat compared to $15.5 million in the third, or linked, quarter 2011 and 15% higher than $13.3 million in the fourth quarter 2010.  The $2.0 million increase in net income for the fourth quarter of 2011 compared to the fourth quarter of 2010 was largely attributable to (on an after-tax basis): $3 million lower provision for loan losses partially offset by $1 million higher noninterest expense.

Net interest margin was 4.16% in the fourth quarter 2011, up from 4.11% in the linked quarter but down from 4.21% in the fourth quarter 2010.  The improvement in net interest margin from the linked quarter was largely due to lower cost of funds and the recognition of deferred loan fees from higher loan prepayments from residential mortgage refinancings.

Provision for loan losses (pretax) was $4.1 million in the fourth quarter 2011 compared to $8.6 million in the fourth quarter 2010 and $3.8 million in the linked quarter.  The $4.5 million decline compared to fourth quarter 2010 was primarily due to the lower level of commercial loan defaults in 2011 and a one-time adjustment for land loans that occurred in the fourth quarter 2010.  The fourth quarter 2011 net charge-off ratio was 0.48%, improved from 0.54% reported in the linked quarter and from 0.72% in the fourth quarter last year.

Noninterest expense (pretax) for the fourth quarter 2011 was $36.6 million, up from $35.6 million in the linked quarter and $35.0 million in the fourth quarter 2010.

The bank remains well-capitalized with a Tier 1 leverage ratio of 9.0% and total risk-based capital ratio of 12.9% as of the end of the fourth quarter 2011.

Hawaiian Electric Industries, Inc. News Release

February 8, 2012

HOLDING AND OTHER COMPANIES

The holding and other companies’ net losses were $21.6 million in 2011 compared to $21.5 million in 2010, and $6.9 million in the fourth quarter 2011 compared to $7.5 million in the fourth quarter 2010.  In the fourth quarter of 2011, HEI funded $3 million to the HEI Charitable Foundation in support of our ongoing commitment to the local communities in which we live, work and serve.

BOARD DECLARES QUARTERLY DIVIDEND; SETS ANNUAL MEETING

On February 7, 2012, the board of directors of HEI maintained the regular quarterly cash dividend of 31 cents per share, payable on March 13, 2012, to shareholders of record at the close of business on February 21, 2012 (ex-dividend date is February 16, 2012).  The dividend is equivalent to an annual rate of $1.24 per share.

Dividends have been paid continuously since 1901.  At the indicated annual dividend rate and the closing share price on February 7, 2012 of $26.32, HEI’s yield is 4.7%.

In addition, HEI’s 29th annual meeting of shareholders has been scheduled for Wednesday, May 9, 2012, at 9:30 a.m., in Room 805, American Savings Bank Tower 8th Floor, 1001 Bishop Street, Honolulu, Hawaii.  Shareholders of record at the close of business on March 1, 2012, will be entitled to vote.

WEBCAST AND TELECONFERENCE

Hawaiian Electric Industries, Inc. will conduct a webcast and teleconference call to review 2011 earnings on Thursday, February 9, 2012, at 8:00 a.m. Hawaii time (1:00 p.m. Eastern time).  The event can be accessed through HEI’s website at www.hei.com or by dialing (800) 299-7089, passcode:  71303637 for the teleconference call.  The presentation for the webcast will be on HEI’s website under the headings “Investor Relations”, “News & Events” and “Presentations & Webcasts”.  HEI and Hawaiian Electric Company, Inc. (HECO) intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information.  Such disclosures will be included on HEI’s website in the Investor Relations section.  Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, HECO’s and American Savings Bank, F.S.B.’s (ASB) press releases, SEC filings and public conference calls and webcasts.  The information on HEI’s website is not incorporated by reference in this document

Hawaiian Electric Industries, Inc. News Release

February 8, 2012

or in the Company’s SEC filings unless, and except to the extent, specifically incorporated by reference.  Investors may also wish to refer to the PUC website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC.  No information on the PUC website is incorporated by reference in this document or in the Company’s SEC filings.

An online replay of the webcast will be available at the same website beginning about two hours after the event.  Replays of the teleconference call will also be available approximately two hours after the event through February 23, 2012, by dialing (888) 286-8010, passcode: 34794298.

HEI supplies power to over 400,000 customers or 95% of Hawaii’s population through its electric utilities, HECO, Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through ASB, one of Hawaii’s largest financial institutions.

FORWARD-LOOKING STATEMENTS

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “predicts”, “estimates” or similar expressions.  In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements.  Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things.  These forward-looking statements are not guarantees of future performance.

Hawaiian Electric Industries, Inc. News Release

February 8, 2012

Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2010, Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements.  Forward-looking statements speak only as of the date of the report, presentation or filing in which they are made.  Except to the extent required by the federal securities laws, HEI, HECO, ASB and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended		Years ended
	December 31,		December 31,
(in thousands, except per share amounts)	2011	2010	2011	2010
Revenues
Electric utility	$784,363	$627,034	$2,978,690	$2,382,366
Bank	66,676	68,718	264,407	282,693
Other	(11)	(15)	(762)	(77)
	851,028	695,737	3,242,335	2,664,982
Expenses
Electric utility	731,911	584,033	2,763,556	2,203,978
Bank	43,818	48,065	172,806	190,105
Other	7,129	4,397	16,277	14,688
	782,858	636,495	2,952,639	2,408,771
Operating income (loss)
Electric utility	52,452	43,001	215,134	178,388
Bank	22,858	20,653	91,601	92,588
Other	(7,140)	(4,412)	(17,039)	(14,765)
	68,170	59,242	289,696	256,211
Interest expense—other than on deposit liabilities and other bank borrowings	(17,840)	(19,622)	(82,106)	(81,538)
Allowance for borrowed funds used during construction	767	497	2,498	2,558
Allowance for equity funds used during construction	1,833	1,199	5,964	6,016
Income before income taxes	52,930	41,316	216,052	183,247
Income taxes	18,232	16,145	75,932	67,822
Net income	34,698	25,171	140,120	115,425
Preferred stock dividends of subsidiaries	473	473	1,890	1,890
Net income for common stock	$34,225	$24,698	$138,230	$113,535
Basic earnings per common share	$0.36	$0.26	$1.45	$1.22
Diluted earnings per common share	$0.36	$0.26	$1.44	$1.21
Dividends per common share	$0.31	$0.31	$1.24	$1.24
Weighted-average number of common shares outstanding	95,939	94,231	95,510	93,421
Adjusted weighted-average shares	96,199	94,430	95,820	93,693

Income (loss) by segment
Electric utility	$25,814	$18,915	$99,986	$76,589
Bank	15,340	13,296	59,843	58,456
Other	(6,929)	(7,513)	(21,599)	(21,510)
Net income for common stock	$34,225	$24,698	$138,230	$113,535

Return on average common equity			9.2%	7.8%

In the fourth quarter of 2011, HECO recorded an adjustment of $6 million to revenues related to the third quarter of 2011, which decreased net income for the fourth quarter of 2011 by $3 million.

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference and included in HEI’s Annual Report on SEC Form 10-K for the years ended December 31, 2010 and 2011 (when filed) and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, as updated by SEC Forms 8-K.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

December 31	2011	2010
(dollars in thousands)

Assets
Cash and cash equivalents	$270,265	$330,651
Accounts receivable and unbilled revenues, net	344,322	266,996
Available-for-sale investment and mortgage-related securities	624,331	678,152
Investment in stock of Federal Home Loan Bank of Seattle	97,764	97,764
Loans receivable held for investment, net	3,642,818	3,489,880
Loans held for sale, at lower of cost or fair value	9,601	7,849
Property, plant and equipment, net of accumulated depreciation of $2,049,821 in 2011 and $2,037,598 in 2010	3,334,501	3,165,918
Regulatory assets	669,389	478,330
Other	517,550	487,614
Goodwill	82,190	82,190
Total assets	$9,592,731	$9,085,344
Liabilities and shareholders’ equity
Liabilities
Accounts payable	$216,176	$202,446
Interest and dividends payable	25,041	27,814
Deposit liabilities	4,070,032	3,975,372
Short-term borrowings—other than bank	68,821	24,923
Other bank borrowings	233,229	237,319
Long-term debt, net—other than bank	1,340,070	1,364,942
Deferred income taxes	354,051	278,958
Regulatory liabilities	315,466	296,797
Contributions in aid of construction	356,203	335,364
Retirement benefits liability	530,410	376,994
Other	516,990	446,485
Total liabilities	8,026,489	7,567,414

Preferred stock of subsidiaries - not subject to mandatory redemption	34,293	34,293

Shareholders’ equity
Preferred stock, no par value, authorized 10,000,000 shares; issued: none	—	—
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding: 96,038,328 shares in 2011 and 94,690,932 shares in 2010	1,349,446	1,314,199
Retained earnings	201,640	181,910
Accumulated other comprehensive loss, net of tax benefits	(19,137)	(12,472)
Total shareholders’ equity	1,531,949	1,483,637
Total liabilities and shareholders’ equity	$9,592,731	$9,085,344

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference and included in HEI’s Annual Report on SEC Form 10-K for the years ended December 31, 2010 and 2011 (when filed) and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, as updated by SEC Forms 8-K.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Years ended December 31	2011	2010
(in thousands)
Cash flows from operating activities
Net income	$140,120	$115,425
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	148,152	154,523
Other amortization	19,318	4,605
Provision for loan losses	15,009	20,894
Impairment of utility plant	9,215	—
Loans receivable originated and purchased, held for sale	(267,656)	(360,527)
Proceeds from sale of loans receivable, held for sale	273,932	392,406
Changes in deferred income taxes	79,444	97,791
Changes in excess tax benefits from share-based payment arrangements	35	45
Allowance for equity funds used during construction	(5,964)	(6,016)
Change in cash overdraft	(2,688)	(141)
Changes in assets and liabilities
Increase in accounts receivable and unbilled revenues, net	(77,326)	(25,880)
Increase in fuel oil stock	(18,843)	(74,044)
Increase (decrease) in accounts, interest and dividends payable	(34,497)	22,410
Changes in prepaid and accrued income taxes and utility revenue taxes	73,170	(5,252)
Contributions to defined benefit pension and other postretirement benefit plans	(74,961)	(31,792)
Changes in other assets and liabilities	(26,094)	36,270
Net cash provided by operating activities	250,366	340,717
Cash flows from investing activities
Available-for-sale investment and mortgage-related securities purchased	(361,876)	(714,552)
Principal repayments on available-for-sale investment and mortgage-related securities	389,906	465,437
Proceeds from sale of available-for-sale investment and mortgage-related securities	32,799	—
Net decrease (increase) in loans held for investment	(181,080)	118,892
Proceeds from sale of real estate acquired in settlement of loans	8,020	5,967
Capital expenditures	(235,116)	(182,125)
Contributions in aid of construction	23,534	22,555
Other	(2,974)	5,092
Net cash used in investing activities	(326,787)	(278,734)
Cash flows from financing activities
Net increase (decrease) in deposit liabilities	94,660	(83,388)
Net increase (decrease) in short-term borrowings with original maturities of three months or less	43,898	(17,066)
Net increase (decrease) in retail repurchase agreements	10,910	(60,308)
Repayments of other bank borrowings	(15,000)	—
Proceeds from issuance of long-term debt	125,000	—
Repayment of long-term debt	(150,000)	—
Changes in excess tax benefits from share-based payment arrangements	(35)	(45)
Net proceeds from issuance of common stock	15,979	22,706
Common stock dividends	(106,812)	(93,034)
Preferred stock dividends of subsidiaries	(1,890)	(1,890)
Other	(675)	(2,229)
Net cash provided by (used in) financing activities	16,035	(235,254)
Net decrease in cash and cash equivalents	(60,386)	(173,271)
Cash and cash equivalents, January 1	330,651	503,922
Cash and cash equivalents, December 31	$270,265	$330,651

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference and included in HEI’s Annual Report on SEC Form 10-K for the years ended December 31, 2010 and 2011 (when filed) and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, as updated by SEC Forms 8-K.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended		Years ended
	December 31,		December 31,
(dollars in thousands, except per barrel amounts)	2011	2010	2011	2010

Operating revenues	$782,904	$616,412	$2,973,764	$2,367,441
Operating expenses
Fuel oil	339,650	237,800	1,265,126	900,408
Purchased power	181,473	144,625	689,652	548,800
Other operation	62,731	68,864	257,065	251,027
Maintenance	28,411	37,593	121,219	127,487
Depreciation	35,302	36,140	142,975	149,708
Taxes, other than income taxes	74,002	57,839	276,504	222,117
Income taxes	19,358	11,081	65,988	48,053
	740,927	593,942	2,818,529	2,247,600
Operating income	41,977	22,470	155,235	119,841
Other income
Allowance for equity funds used during construction	1,833	1,199	5,964	6,016
Impairment of utility plant	(5,496)	—	(5,496)	—
Other, net	833	9,556	3,811	11,679
	(2,830)	10,755	4,279	17,695
Interest and other charges
Interest on long-term debt	14,383	14,383	57,532	57,532
Amortization of net bond premium and expense	765	783	3,081	2,975
Other interest charges	(1,547)	(858)	(582)	1,003
Allowance for borrowed funds used during construction	(767)	(497)	(2,498)	(2,558)
	12,834	13,811	57,533	58,952
Net income	26,313	19,414	101,981	78,584
Preferred stock dividends of subsidiaries	229	229	915	915
Net income attributable to HECO	26,084	19,185	101,066	77,669
Preferred stock dividends of HECO	270	270	1,080	1,080
Net income for common stock	$25,814	$18,915	$99,986	$76,589
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
HECO	1,799	1,853	7,242	7,277
HELCO	276	281	1,104	1,110
MECO	293	301	1,181	1,192
	2,368	2,435	9,527	9,579
Wet-bulb temperature (Oahu average; degrees Fahrenheit)	70.0	69.8	70.0	68.3
Cooling degree days (Oahu)	1,273	1,166	4,954	4,661
Average fuel oil cost per barrel	$134.28	$92.12	$123.63	$87.62
Customer accounts (end of period)
HECO	296,800	296,422
HELCO	81,199	80,695
MECO	68,230	67,739
	446,229	444,856
Return on average common equity (%)
HECO			6.4	6.1
HELCO			9.7	6.5
MECO			7.7	4.0
HECO Consolidated			7.3	5.8

In the fourth quarter of 2011, HECO recorded an adjustment of $6 million to revenues related to the third quarter of 2011, which decreased net income for the fourth quarter of 2011 by $3 million.

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the years ended December 31, 2010 and 2011 (when filed) and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, as updated by SEC Forms 8-K.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

December 31	2011	2010
(in thousands, except share data)

Assets
Utility plant, at cost
Land	$51,514	$51,364
Plant and equipment	5,052,027	4,896,974
Less accumulated depreciation	(1,966,894)	(1,941,059)
Construction in progress	138,838	101,562
Net utility plant	3,275,485	3,108,841
Current assets
Cash and cash equivalents	48,806	122,936
Customer accounts receivable, net	183,328	138,171
Accrued unbilled revenues, net	137,826	104,384
Other accounts receivable, net	8,623	9,376
Fuel oil stock, at average cost	171,548	152,705
Materials and supplies, at average cost	43,188	36,717
Prepayments and other	34,602	55,216
Regulatory assets	8,161	7,349
Total current assets	636,082	626,854
Other long-term assets
Regulatory assets	661,228	470,981
Unamortized debt expense	12,786	14,030
Other	86,361	64,974
Total other long-term assets	760,375	549,985
Total assets	$4,671,942	$4,285,680
Capitalization and liabilities
Capitalization
Common stock, $6 2/3 par value, authorized 50,000,000 shares; outstanding 14,233,723 shares and 13,830,823 shares in 2011 and 2010, respectively	$94,911	$92,224
Premium on capital stock	426,921	389,609
Retained earnings	884,284	854,856
Accumulated other comprehensive income, net of income taxes	(32)	709
Common stock equity	1,406,084	1,337,398
Cumulative preferred stock — not subject to mandatory redemption	34,293	34,293
Long-term debt, net	1,000,570	1,057,942
Total capitalization	2,440,947	2,429,633
Current liabilities
Current portion of long-term debt	57,500	—
Accounts payable	188,580	178,959
Interest and preferred dividends payable	19,483	20,603
Taxes accrued	224,768	175,960
Other	69,353	56,354
Total current liabilities	559,684	431,876
Deferred credits and other liabilities
Deferred income taxes	337,863	269,286
Regulatory liabilities	315,466	296,797
Unamortized tax credits	60,614	58,810
Retirement benefits liability	495,121	355,844
Other	106,044	108,070
Total deferred credits and other liabilities	1,315,108	1,088,807
Contributions in aid of construction	356,203	335,364
Total capitalization and liabilities	$4,671,942	$4,285,680

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the years ended December 31, 2010 and 2011 (when filed) and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, as updated by SEC Forms 8-K.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Years ended December 31,	2011	2010
(in thousands)
Cash flows from operating activities
Net income	$101,981	$78,584
Adjustments to reconcile net income to cash provided by operating activities
Depreciation of property, plant and equipment	142,975	149,708
Other amortization	17,378	7,725
Impairment of utility plant	9,215	—
Changes in deferred income taxes	69,091	95,685
Changes in tax credits, net	2,087	2,841
Allowance for equity funds used during construction	(5,964)	(6,016)
Change in cash overdraft	(2,688)	(141)
Changes in assets and liabilities
Increase in accounts receivable	(44,404)	(5,812)
Increase in accrued unbilled revenues	(33,442)	(20,108)
Increase in fuel oil stock	(18,843)	(74,044)
Increase in materials and supplies	(6,471)	(809)
Increase in regulatory assets	(40,132)	(2,936)
Increase (decrease) in accounts payable	(35,815)	25,392
Changes in prepaid and accrued income taxes and utility revenue taxes	69,736	(10,170)
Contributions to defined benefit pension and other postretirement benefit plans	(73,176)	(31,068)
Changes in other assets and liabilities	9,866	38,958
Net cash provided by operating activities	161,394	247,789
Cash flows from investing activities
Capital expenditures	(226,022)	(174,344)
Contributions in aid of construction	23,534	22,555
Other	77	1,327
Net cash used in investing activities	(202,411)	(150,462)
Cash flows from financing activities
Common stock dividends	(70,558)	(48,769)
Proceeds from issuance of common stock	40,000	4,250
Preferred stock dividends of HECO and subsidiaries	(1,995)	(1,995)
Other	(560)	(1,455)
Net cash used in financing activities	(33,113)	(47,969)
Net increase (decrease) in cash and cash equivalents	(74,130)	49,358
Cash and cash equivalents, January 1	122,936	73,578
Cash and cash equivalents, December 31	$48,806	$122,936

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the years ended December 31, 2010 and 2011 (when filed) and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, as updated by SEC Forms 8-K.

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME DATA

(Unaudited)

	Three months ended			Years ended
	December 31,	September 30,	December 31,	December 31,
(in thousands)	2011	2011	2010	2011	2010
Interest and dividend income
Interest and fees on loans	$46,500	$46,240	$46,898	$184,485	$195,192
Interest and dividends on investment and mortgage-related securities	3,352	3,654	4,131	14,568	14,946
Total interest and dividend income	49,852	49,894	51,029	199,053	210,138
Interest expense
Interest on deposit liabilities	1,837	2,166	3,031	8,983	14,696
Interest on other borrowings	1,362	1,375	1,395	5,486	5,653
Total interest expense	3,199	3,541	4,426	14,469	20,349
Net interest income	46,653	46,353	46,603	184,584	189,789
Provision for loan losses	4,082	3,822	8,584	15,009	20,894
Net interest income after provision for loan losses	42,571	42,531	38,019	169,575	168,895
Noninterest income
Fees from other financial services	7,476	7,219	7,436	28,881	27,280
Fee income on deposit liabilities	4,486	4,492	4,849	18,026	26,369
Fee income on other financial products	1,364	1,806	1,530	6,704	6,487
Other income	3,498	2,689	3,874	11,743	12,419
Total noninterest income	16,824	16,206	17,689	65,354	72,555
Noninterest expense
Compensation and employee benefits	17,820	17,646	16,999	71,137	71,476
Occupancy	4,313	4,313	3,931	17,154	16,548
Data processing	1,676	2,451	2,292	8,155	13,213
Services	1,990	1,686	1,477	7,396	6,594
Equipment	1,762	1,712	1,671	6,903	6,620
Other expense	8,997	7,763	8,668	32,648	34,487
Total noninterest expense	36,558	35,571	35,038	143,393	148,938
Income before income taxes	22,837	23,166	20,670	91,536	92,512
Income taxes	7,497	7,709	7,374	31,693	34,056
Net income	$15,340	$15,457	$13,296	$59,843	$58,456

OTHER BANK INFORMATION (%)
Return on average assets	1.26	1.26	1.10	1.23	1.20
Return on average equity	12.24	12.32	10.59	11.99	11.62
Net interest margin	4.16	4.11	4.21	4.12	4.23
Net charge-offs to average loans outstanding (annualized)	0.48	0.54	0.72	0.49	0.61
Efficiency ratio	57	56	54	57	56
As of period end
Nonperforming assets to loans outstanding and real estate owned **	2.01	1.94	1.77
Allowance for loan losses to loans outstanding	1.03	1.04	1.15
Tier-1 leverage ratio	9.0	9.1	9.2
Total risk-based capital ratio	12.9	13.0	13.9
Tangible common equity to total assets	8.3	8.6	8.6

**  Regulatory basis

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference and included in HEI’s Annual Report on SEC Form 10-K for the years ended December 31, 2010 and 2011 (when filed) and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, as updated by SEC Forms 8-K.

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED BALANCE SHEETS DATA

(Unaudited)

December 31	2011	2010
(in thousands)

Assets
Cash and cash equivalents	$219,678	$204,397
Federal funds sold	—	1,721
Available-for-sale investment and mortgage-related securities	624,331	678,152
Investment in stock of Federal Home Loan Bank of Seattle	97,764	97,764
Loans receivable held for investment, net	3,642,818	3,489,880
Loans held for sale, at lower of cost or fair value	9,601	7,849
Other	233,592	234,806
Goodwill	82,190	82,190
Total assets	$4,909,974	$4,796,759

Liabilities and shareholder’s equity
Deposit liabilities—noninterest-bearing	$993,828	$865,642
Deposit liabilities—interest-bearing	3,076,204	3,109,730
Other borrowings	233,229	237,319
Other	118,078	90,683
Total liabilities	4,421,339	4,303,374

Common stock	331,880	330,562
Retained earnings	166,126	169,111
Accumulated other comprehensive loss, net of tax benefits	(9,371)	(6,288)
Total shareholder’s equity	488,635	493,385
Total liabilities and shareholder’s equity	$4,909,974	$4,796,759

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference and included in HEI’s Annual Report on SEC Form 10-K for the years ended December 31, 2010 and 2011 (when filed) and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, as updated by SEC Forms 8-K.